UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2008

COLUMBIA BANCORP (Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	0-27938 (Commission File Number)	93-1193156 (IRS Employer Identification No.)

401 East Third Street, Suite 200, The Dalles, Oregon 97058 (Address of principal executive offices)

(541) 298-6649 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 31, 2008, Columbia Bancorp (the "Company") issued a press release announcing financial results for the third quarter ended September 30, 2008. The press release attached as exhibit 99.1 to the original filing included incorrect basic and diluted loss per common share and basic and diluted weighted average shares outstanding for the nine months ended September 30, 2008.

Basic loss per common share for the nine months ended September 30, 2008 was $1.31 (initially reported as $1.18). Basic weighted average shares outstanding, in thousands, was 10,018 (initially reported as 10,016).

Diluted loss per common share for the nine months ended September 30, 2008 was $1.31 (initially reported as $1.18). Diluted weighted average shares outstanding, in thousands, was 10,018 (initially reported as 10,016).

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Corrected Press Release dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2008	/s/ Terry L. Cochran
Terry L. Cochran, President and Chief Executive Officer - Columbia Bancorp, Columbia River Bank

Dated: October 31, 2008	/s/ Staci L. Coburn
Staci L. Coburn, Corporate Vice President and Chief Accounting Officer - Columbia River Bank , Columbia Bancorp

Exhibit 99.1 Press Release of the Registrant